                                                                   Exhibit 24.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of AZCO Mining Inc. on Form S-8 (File Nos. 33-56468, 33-61434 and 333-31807) of our report dated August 28, 1997, on our audits of the financial statements and financial statement schedule of AZCO Mining Inc. as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10- K.



Coopers & Lybrand L.L.P.
Phoenix, Arizona
September 26, 1997